Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004, which appears in WCI Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
August 23, 2004

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